[JACKSON WALKER L.L.P. LETTERHEAD]



                                                 November 12, 1999

Precept Business Services, Inc.
1909 Woodall Rodgers Freeway
Dallas, TX 75201

     Re:  Registration Statement on Form S-1 of Precept Business
          Services, Inc.
          ------------------------------------------------------

Ladies and Gentlemen:

     We are acting as counsel for Precept Business Services, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,748,384 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"); of this amount, 1,348,384 shares will be offered and sold by certain shareholders of the Company (the "Selling Shareholder shares") and 400,000 shares will be offered and sold by the Company (the "Company Shares"). A Registration Statement (as amended, the "Registration Statement") on Form S-1 (No. 333-90101) covering the offering and sale of the Shares was filed with the Securities and Exchange Commission (the "Commission") on November 12, 1999.

     In reaching the conclusions expressed in its opinion, we have examined and relied upon originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity of original documents to all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, it is our opinion that (a) the Selling Shareholder Shares have been validly and legally issued, and are fully paid and nonassessable and (b) the Shares, when issued by the Company for consideration having not less than the par value thereof, will be validly and legally issued, fully paid and nonassessable.

Precept Business Services, Inc.
November 12, 1999
Page 2


     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ JACKSON WALKER L.L.P.

                                       JACKSON WALKER L.L.P.